Exhibit 99.1

IA GLOBAL, INC. COMMENTS ON EVOLVING PROFIT MODEL OF ITS SUBSIDIARY GLOBAL HOTLINE, INC.

SAN FRANCISCO, CA August 23, 2007/Business Wire/

IA Global, Inc. (AMEX: IAO) recently announced its results for the first quarter of fiscal year 2007/8 and provided revenue guidance for the remainder of 2007. In order to provide a deeper understanding of these results, IA Global’s management is providing greater detail concerning the strategy and profit model of its 100% owned subsidiary, Global Hotline, Inc.

Global Hotline’s strategic goal is to become one of the largest exclusively outbound telemarketing organizations in Japan. Moving towards this goal, Global Hotline’s revenues are projected to grow from $22 million in fiscal year 2006/7 to $47 to $55 million in fiscal year 2007/8. The rapid growth in revenues has required significant capital expenditures in order to build out the infrastructure necessary to support the growing volume of business, which is typical of most companies in the Business Process Outsourcing industry. With Global Hotline, there is generally a three to four month lag between the build out of a new call center and commencement of revenue generation. Therefore, it is the practice of Global Hotline to commit to a new call center only after it has concluded a contract with either a new client or based on expanded needs of an existing client. Examples of this can be seen in IA Global’s most recent 8K filings. Secondly, Global Hotline has a standard practice of requiring new clients to pay an up-front fee to subsidize any new call center.

The capital expenditures made in 2006 and 2007 and the resulting revenues have enabled Global Hotline to achieve sufficient scale of operations and market leverage to deliver greater value to its clients and simultaneously outpace many of its competitors. The combined result of these efforts enables Global Hotline to charge higher rates of commission for its services which earn higher gross margins. This trend of higher gross margins from its commissions is expected to continue as Global Hotline gains an increasing share of the outbound telemarketing market.

Supplementing the increases in gross margins and commissions, Global Hotline is in its second year of providing telemarketing services to insurance companies. Contractual agreements with its insurance clients provide for Global Hotline to receive annuity revenues on those policies sold that continue beyond the first year. Global Hotline is now beginning to derive the additional profit from the annuity revenue streams created by those insurance policy sales made in 2006. These incremental profit gains are realized without additional infrastructure.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding Company with a dedicated focus on growth through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to grow and enhance the performance of those businesses across all business metrics, and to deliver accelerating shareholder value.

To realize this plan, in fiscal 2007/8 the Company is actively expanding investments in businesses in the consumer, technology, services, and health sectors, sectors with long-term growth prospects in which applying our skills and resources can add significant value to our investments. At the same time, the Company is expanding its reach to encompass the Philippines/ Singapore, India, and Hong Kong/China, and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., an operator of major call centers for telemarketing of telecommunications and insurance products. Since our acquisition of the Global Hotline, Inc. in June 2005, its business has expanded rapidly with the signing of significant multi-year contracts with major corporations. With these revenue streams in place, revenues in 2007/8 are expected to more than double year on year from $47 to $55 million.

In Australia, the Company has a 36% stake in Australian Secured Financial Limited and its affiliates, Australian Secured Investments Ltd, ADJ Services Pty Ltd. and Auslink Ltd (collectively, “ASFL”) which raise funds through the issuance of debentures within Australia and provide short term, secured, real property loans to businesses and investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Specifically, the comments concerning the profitability, revenue growth and potential new contracts of Global Hotline, and target sectors and markets are forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability for the significant contracts. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.